                                                                   Exhibit 10.31

                              CONSULTING AGREEMENT

     The J. M. SMUCKER COMPANY, an Ohio corporation with its principal place of business at Strawberry Lane, Orrville, Ohio 44667 ("JMS"), and Richard G. Jirsa, 169 Whittlesey Drive, Tallmadge, Ohio 44278 ("CONSULTANT"), hereby agree as follows:

     1. RECITALS. Consultant has substantial experience and knowledge relating to JMS's financial and accounting procedures. Because of Consultant's experience, JMS desires to engage him on a consulting basis to provide advice in these areas. Consultant is agreeable to providing those services, and it is the purpose of this Agreement to set forth the terms and conditions upon which those services will be rendered.

     2. RETENTION AND DESCRIPTION OF SERVICES. JMS retains Consultant to furnish JMS with Consultant's unique expertise, advice, consulting and personal services in connection with special projects relating to accounting or financial services as set forth in the areas outlined above, pursuant to this Agreement ("CONSULTING SERVICES"). The Consultant will provide Consulting Services to JMS on an as needed basis during the Term. The actual Consulting Services to be provided by Consultant will be as designated by: (i) the Chairman or President of JMS or (ii) any other person designated by the Board of Directors. Consultant shall perform all Consulting Services on behalf of JMS in a timely, diligent and professional manner in accordance with the highest commercial industry standards.

     3. TERM OF AGREEMENT. This Agreement commences as of January 1, 2006 and will terminate on December 31, 2007 (the "TERM").

     4. PLACE OF PERFORMANCE. It is understood and agreed by JMS and Consultant that the nature of the services to be rendered under this Agreement by Consultant may necessitate a reasonable amount of travel by him and attendance by him at meetings with JMS personnel and others that may be located at various locations in the United States.

     5. COMPENSATION. On or before December 31, 2005, JMS will pay Consultant a lump sum fee of One Hundred Thousand and no/100 Dollars ($100,000) for his services under this Agreement.

     6. REIMBURSEMENT OF EXPENSES. JMS will reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred by Consultant in connection with the rendition of services under this Agreement with regard to specific, preapproved activities, including, but not limited to, expenses of travel (other than the cost of travel between Consultant's home and office, if any). Reimbursement of expenses hereunder shall be on a basis consistent with JMS's standard corporate expense and travel policies, including, but not limited to, the required use of JMS's designated travel agency for all travel. Consultant understands that expenses to be reimbursed by JMS under this Agreement will not include costs and expenses that would be considered normally incident to the conduct by Consultant of his business. Any and all reimbursement of expenses hereunder will be made solely on the basis of itemized statements submitted by Consultant to JMS's Corporate Controller, including actual bills, receipts, or other evidence of expenditures, in accordance with JMS's corporate policies.

     7. CONSULTANT AN INDEPENDENT CONTRACTOR. Consultant will furnish services hereunder as an independent contractor and not as an employee or agent of JMS or of any company affiliated with JMS. Consultant shall have no power or authority to act on behalf of, represent, or bind JMS or any company affiliated with JMS in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in any benefit plan, or any other benefits generally accorded to employees of JMS or its affiliates.

     8. NO CONFLICTING ACTIVITIES. Consultant covenants that during the term of this Agreement, he will not, either directly or indirectly, himself or through any affiliate, carry on, or be engaged in, concerned with, or interested in, in any manner whatsoever, the development or marketing of fruit spreads, peanut butter, baking mixes, toppings, beverages, or other products produced or distributed by JMS anywhere in the United States or Canada (except for an equity share investment in a public company whose shares are listed on a stock exchange or in an over-the-counter market where such share investment does not in the aggregate exceed five percent of the issued equity shares of such company), or represent, manufacture for, or distribute such products for any person who does so manufacture or market. Consultant agrees that any breach of this covenant will result in JMS's suffering a loss which cannot adequately be compensated for in damages and that JMS will be entitled to injunctive or other equitable relief.

     9. CONFIDENTIALITY AND NONDISCLOSURE. Consultant hereby specifically agrees to be bound by the nondisclosure provisions set forth in EXHIBIT "A" attached hereto and incorporated herein by reference.

     10. RESTRICTIONS ON USE OF INSIDE INFORMATION. In the course of the performance of his duties under this Agreement, it is expected that Consultant may receive information that is considered material inside information within the meaning and intent of the securities laws of the United States. Consultant will not disclose this information to others except as authorized by JMS and will not use such information directly or indirectly for his own benefit or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the stock of JMS.

     11. SURVIVAL OF OBLIGATIONS. The obligations of Consultant under paragraphs 9 and 10 above shall survive termination of this Agreement.

     12. DEFAULT; TERMINATION. If either party fails to fulfill any of its obligations under this Agreement, that shall constitute default. In the event of a default by any party that is not cured within 30 days of notice thereof to the defaulting party, the party not in default may terminate this Agreement effective immediately upon notice to the defaulting party.

     13. NOTICES. Notices under this Agreement shall be given by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery, addressed in either case to the address for the party set forth above or to such other address as may be provided for in a notice given as provided in this paragraph 13. Notices under this paragraph 13 shall be deemed given upon receipt.

     14. ENTIRE AGREEMENT. This Agreement, together with EXHIBIT "A" attached, constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understandings between them with respect to its subject matter. It may not be modified or assigned without the express permission of both parties in a writing referring to this Agreement.

     15. SEVERABILITY. The invalidity or unenforceability of any portion of this Agreement shall not affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     16. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, without reference to choice of law principles.

Dated: December 16, 2005

The J. M. SMUCKER COMPANY               CONSULTANT


By: /s/ Mark R. Belgya                  /s/ Richard G. Jirsa
    ---------------------------------   ----------------------------------------
    Mark R. Belgya                      Richard G. Jirsa
    Vice President - Chief Financial
    Officer and Treasurer

                                   EXHIBIT "A"

NONDISCLOSURE PROVISIONS

     1. NONDISCLOSURE OBLIGATION. Consultant shall hold in confidence and not disclose to third parties, or make commercial or other use of, any trade secrets or other information that he may have received during his employment with JMS and/or its subsidiaries or that he may receive or acquire from JMS during the term of the Consulting Agreement concerning JMS's products, equipment, processes, designs, packaging, methods of distribution, capabilities, systems, technology, specifications, data, operating instructions, customers, marketing and sales, business plans, or any other private matters, whether or not related to the project in which it is involved (all such information shall be referred to below as the "CONFIDENTIAL INFORMATION" without JMS's prior written permission.

     2. OWNERSHIP OF MATERIALS. Any and all tangible representations of the Confidential Information, including but not limited to any and all lists, notes, memoranda, schedules, data sheets, written formulae, drawings, diagrams, blueprints, still or moving photographic or video pictures, models, machinery, equipment, and packaging, provided to or obtained by Consultant directly or indirectly by or from JMS, or developed by the Consultant during the term of the Consulting Agreement, and all copies thereof are and shall be the exclusive property of JMS and must be returned to JMS upon the first to occur of a specific request therefor by JMS or the termination of the Consulting Agreement.

     3. LIMITS ON NONDISCLOSURE AGREEMENT. Nothing herein contained shall deprive Consultant of the right:

          A. to use any information which is now generally known to the trade or the public or to use any other information from and after the time it becomes so known as long as it becomes so known through no fault of Consultant; and

          B. to use any information received by Consultant lawfully and in good faith from a third party who is under no obligation with regard thereto to JMS, either directly or indirectly.

     4. NO OTHER RIGHTS. The Confidential Information shall remain the exclusive property of JMS, and no license of or other right to utilize the Confidential Information or any patent, trademark, invention, copyright or other intellectual property of JMS, either express or implied, is conveyed or shall be deemed to have been conveyed hereby. Insofar as Consultant's participation in projects under the Consulting Agreement results in improvements or modifications to JMS's processes or products, such improvements or modifications shall be the property solely of JMS. Consultant hereby waives any and all claims to and transfers, assigns, and conveys any and all right, title, and interest in and to any Confidential Information. Without limiting the foregoing, Consultant transfers, assigns, and conveys to JMS any and all patent rights, including patent applications, which may result from projects on which it is involved under the Consulting Agreement. Consultant will cooperate with JMS as it may require to assist it in obtaining, defending, or enforcing any patent rights relating to or resulting from such projects worldwide and will execute any papers necessary to effect such patent rights.

     5. DAMAGES. Consultant recognizes the competitive value and confidential nature of the Confidential Information and that any breach or threatened breach of these nondisclosure provisions by Consultant may cause JMS irreparable injury for which monetary damages may be an inadequate remedy. Therefore, Consultant agrees that, in addition to any monetary damages to which it may be entitled, JMS shall be entitled to temporary and permanent injunctions restraining such breach or threatened breach.

     6. SURVIVAL OF PROVISIONS. These nondisclosure provisions generally will expire two years after the expiration of the Consulting Agreement; provided, however, that Consultant's obligations hereunder will continue in effect with respect to individual items of Confidential Information for as long as those items remain confidential.